U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 2,  2011

MAG INTERNATIONAL, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	333-153306	26-1973389
State of	Commission File	I.R.S. Employer
Incorporation	No.	Identification No.

10620 Lawson River Avenue Fountain Valley, CA	92708
(Address of principal executive offices)	(Zip Code)

  Registrant’s telephone number, (714) 965 - 2223

LADYBUG RESOURCE GROUP, INC.

 11630 Slater Ave., N.E., Ste. 1A, Kirkland, WA 98034

(Registrants former name and address)

Copies to:

Michael J. Morey, Esq.

600 S. 8th Street

Las Vegas, NV 89101

(702) 885-2287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On or around October 29, 2010, LadyBug Resource Group, Inc. acquired control of MAG International Inc., The Board of Directors of and the Majority Shareholders of Ladybug Resource Group Inc. (the “Company”), approved via a consent to action a reverse merger into the acquired company.  On or about February 1, 2010 a Board of Directors meeting was held to ensure the company compliance with its reporting requirements. Under the previous Bylaws and reporting requirements per the SEC, the fiscal year was determined to have completed on February 14th of the calendar year.  As a result of the approved reverse merger, the merged company’s reporting date was the end of the calendar year, December 31.  A new reporting date was approved to be December 31 of the calendar year

All required reports and filings will now be in accordance with this date and will be noted in the Company’s 10K filing.

MAG INTERNATIONAL, INC.

Dated: March 2, 2011

/s/ Eric Baron

By: Eric Baron

Title: President

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